UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported)	February 26, 2008

Berkshire Income Realty, Inc
(Exact name of Registrant as specified in its charter)

Maryland	001-31659	32-0024337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street, Boston, Massachusetts		02108
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code		(617) 523-7722

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 26, 2008, a wholly owned subsidiary of the Registrant, St. Marin/Karrington Limited Partnership (“Seller”), entered into a purchase and sale agreement the “Agreement”) to sell 100% of the fee simple interest of the St. Marin/Karrington Apartments, a 600 unit garden style apartment property located in Coppell, Texas to Williams Asset Management, LLC,  (“Buyer”).  The Buyer is an unaffiliated third party.  The purchase price is $61,750,000, and is subject to normal operating prorations, apportionments and adjustments as provided for in the Agreement.

The Agreement provides for an inspection period (“Inspection Period”), during which the Buyer, upon reasonable notice to the Registrant, may enter the property to perform due diligence activities.  The Inspection Period ended, pursuant to an extension from the original date of March 27, 2008, on April 4, 2008.  The Agreement contains a right of termination, which provides the Buyer the option to terminate the Agreement in its sole discretion if the Buyer terminates the Agreement in writing prior to or including the final day of the Inspection Period.  The Agreement also requires the Buyer to indemnify the Registrant from any and all liabilities, claims, costs and expenses arising out of the Buyer’s entry onto the property upon exercise of its right of inspection during the Inspection Period.  The Agreement also provides for the assumption of the existing loan (“Existing Loan”) outstanding and secured by the St. Marin/Karrington property subject to approval by the lender.  The Buyer will receive a credit against the purchase price equal to the outstanding principal balance of the Existing Loan at closing.  The Agreement calls for a closing on the sale to take place on April 28, 2008.

Item 2.01 - Completion of Acquisition or Disposition of Assets

On April 28, 2008, a wholly owned subsidiary of the Registrant, St. Marin/Karrington Limited Partnership, consummated the disposition of 100% of the fee simple interest of the St. Marin/Karrington Apartments, a 600 unit garden style apartment property located in Coppell, Texas to Williams Asset Management, LLC, an unaffiliated third party.  Contemporaneously with the sale, the Buyer assumed the outstanding balance of $31,377,607 on the Existing Loan pursuant to the Agreement.

The sale price of $61,750,000 was subject, in addition to the adjustment related to the assumption of the Existing Loan, to normal operating pro rations and adjustments as provided for in the Agreement.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit 10.1
  Purchase and Sale Agreement between St. Marin/Karrington Limited Partnership, a Delaware limited partnership and
  Williams Asset Management, LLC, a Georgia limited liability company, dated February 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Income Realty, Inc.

Date: May 2, 2008	/s/ Christopher M. Nichols
Name: Christopher M. Nichols
Title: Principle Accounting Officer